As filed with the Securities and Exchange Commission on November 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

43-1809960

(IRS employer identification number)

1 SAVVIS Parkway

Town & Country, MO 63017

(Address of registrant’s principal executive offices) (Zip Code)

(314) 628-7000

(Registrant’s telephone number, including area code)

SAVVIS Communications Corporation 2003 Incentive Compensation Plan

(Full Title of the Plan)

Grier C. Raclin, Esq.

Chief Legal Officer and

Corporate Secretary

SAVVIS Communications Corporation

1 SAVVIS Parkway

Town & Country, MO 63017

(314) 628-7000

(Name, address and telephone number of Agent for Service)

Copy to:

Christine M. Pallares, Esq.

Hogan & Hartson L.L.P.

875 Third Avenue

New York, NY 10022

(212) 918-3000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $.01 per share, issuable under the 2003 Incentive Compensation Plan	20,000,000	$1.30	$26,000,000	$3,294

(1)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per Share was determined based on the average of the high and the low prices per Share on October 27, 2004, as reported on The Nasdaq Stock Market.

EXPLANATORY NOTE

As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the SAVVIS Communications Corporation 2003 Incentive Compensation Plan: Registration Statement No. 333-107149, filed on July 18, 2003.

On April 20, 2004, the Board of Directors of SAVVIS Communications Corporation (the “Company”) approved and adopted an amendment to the Company’s 2003 Incentive Compensation Plan to increase the number of shares of common stock, par value $.01 per share, of the Company reserved for issuance under the 2003 Incentive Compensation Plan from 20,000,000 to 40,000,000 shares. The Company’s stockholders approved the amendment to the 2003 Incentive Compensation Plan at the annual meeting of stockholders held on June 22, 2004. Accordingly, as amended, the total number of shares of common stock available under the 2003 Incentive Compensation Plan is 40,000,000, of which 20,000,000 shares are being registered hereunder.

A description of the amendments to the 2003 Incentive Compensation Plan is included in the Company’s definitive proxy statement on Schedule 14A dated May 14, 2004, with respect to the Company’s annual meeting of stockholders held on June 22, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on February 24, 2004 and the amendment to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the SEC on April 23, 2004;

(b)	All reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003; and

(c)	The description of the Company’s common stock, contained in the Company’s registration statement on Form 8-A filed with the SEC on February 8, 2000, which incorporates by reference the description of the Company’s common stock from the Company’s registration statement on Form S-1 (SEC Registration No. 333-90881).

In addition, all documents and reports filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the 20,000,000 shares of the Company’s common stock being registered hereunder has been passed upon by Grier C. Raclin, the Company’s Chief Legal Officer and Corporate Secretary. Mr. Raclin holds 1,000,0000 options to acquire shares of common stock.

ITEM 8.	EXHIBITS

Exhibit No.	Exhibit
5.1	Opinion of Grier C. Raclin, Esq.

23.1	Consent of Grier C. Raclin, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of the registration statement).

99.1	2003 Incentive Compensation Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2004).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on November 2, 2004.

SAVVIS COMMUNICATIONS CORPORATION

By:	/s/ JEFFREY H. VON DEYLEN
Jeffrey H. Von Deylen
Chief Financial Officer and Executive
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. McCormick, John M. Finlayson, Jeffrey H. Von Deylen and Grier C. Raclin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT A. MCCORMICK Robert A. McCormick	Chief Executive Officer and Chairman of the Board (principal executive officer)	November 2, 2004

/s/ JEFFREY H. VON DEYLEN Jeffrey H. Von Deylen	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	November 2, 2004

/s/ JOHN M. FINLAYSON John M. Finlayson	President, Chief Operating Officer and Director	November 2, 2004

/s/ JOHN D. CLARK John D. Clark	Director	November 2, 2004

/s/ CLIFFORD H. FRIEDMAN Clifford H. Friedman	Director	November 2, 2004

/s/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director	November 2, 2004

/s/ THOMAS E. MCINERNEY Thomas E. McInerney	Director	November 2, 2004

/s/ JAMES E. OUSLEY James E. Ousley	Director	November 2, 2004

James P. Pellow	Director

/s/ PATRICK J. WELSH Patrick J. Welsh	Director	November 2, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit
5.1	Opinion of Grier C. Raclin, Esq.

23.1	Consent of Grier C. Raclin, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of the registration statement).

99.1	2003 Incentive Compensation Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2004).